Exhibit 10.2

$150,000.00	September 16, 2011

HELIX WIND, CORP.
Convertible Promissory Note

FOR VALUE RECEIVED, Helix Wind, Corp., a Nevada corporation (the “Borrower”), hereby promises to pay to Tonaquint, Inc., a Utah corporation, its successor or assigns (the “Lender,” and together with the Borrower, the “Parties”), the principal sum of up to $150,000.00, or such portion thereof, including the OID (as defined below) advanced by Lender to Borrower under the LOC Agreement (as defined below), together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Convertible Promissory Note (this “Note”). This Note is issued pursuant to that certain Line of Credit Agreement of even date herewith, entered into by and between the Borrower and the Lender, as the same may be amended from time to time (the “LOC Agreement”). The capitalized terms in this Note which are not defined herein shall have the meanings given in the LOC Agreement.

1.           Principal and Interest Payments. Interest on the Outstanding Balance (as defined below) shall accrue at the rate of 6% per annum.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.  As set forth hereafter, upon the occurrence of an Event of Default (as defined below), the Outstanding Balance shall accrue simple interest at the rate of 15.00% per annum from and after the date of the occurrence of the Event of Default, whether before or after judgment, until paid in full.  Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.  If not sooner converted as provided below, the entire Outstanding Balance and all accrued and unpaid interest, if any, shall be due and payable upon the date that is sixty (60) days from the date of this Note (the “Maturity Date”). All payments owing hereunder shall be made in lawful money of the United States of America delivered to the Lender at the address furnished to the Borrower for that purpose. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. For purposes hereof, the term “Outstanding Balance” means as of any date of determination the sum of the outstanding principal balance of this Note and any accrued but unpaid interest, collection and enforcement costs, and any other fees and penalties incurred under this Note.

2.           Prepayment by the Borrower. So long as no Event of Default shall have occurred, the Borrower may, in its sole discretion and upon giving the Lender not less than five (5) Trading Days (as defined below) written notice (a “Prepayment Notice”), pay in cash all or any portion of the Outstanding Balance of this Note at any time prior to the Maturity Date, provided that in the event the Borrower elects to prepay all or any portion of the Outstanding Balance of this Note, it shall pay to the Lender 110% of the portion of the Outstanding Balance the Borrower elects to prepay.  For purposes hereof, the term “Trading Day” means any day during which the Principal Trading Market shall be open for business.

3.           Original Issue Discount.  The Borrower acknowledges that the Principal Amount of this Note exceeds the Maximum Loan Amount in the LOC Agreement and that such excess is an original issue discount (the “OID”) and shall be fully earned and charged to the Borrower upon the execution of this Note and shall be paid to the Lender as part of the outstanding principal balance as set forth in this Note.

4.           Conversion.

(a)           Optional Conversion. At any time or from time to time after the date of this Note and prior to payment in full of the Outstanding Balance, the Lender shall have the right, at the Lender’s option, to convert the Outstanding Balance, in whole or in part (the “Conversion Amount”), into common stock (the “Common Stock”) of the Borrower.  The number of shares of Common Stock to be issued upon such conversion shall be determined by dividing (i) the Conversion Amount by (ii) 50% of the volume-weighted average price of the Common Stock (the “VWAP”) on the day immediately preceding the Conversion Date (the “Conversion Price”).  The trading data used to compute the VWAP shall be as reported by Bloomberg, LP (“Bloomberg”), or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the Lender.

(b)           Conversion Mechanics. In order to convert this Note into Common Stock, the Lender shall give written notice to the Borrower at its principal corporate office or the notice address provided in the LOC Agreement (which notice, notwithstanding anything herein to the contrary, may be given via facsimile, email, or other means in the discretion of the Lender) pursuant to a Notice of Conversion in substantially the form attached hereto as Exhibit A (the “Notice of Conversion”) of the election to convert the same pursuant to this Section (the date on which a Notice of Conversion is given, a “Conversion Date”).  Such Notice of Conversion shall state the Conversion Amount, the number of shares of Common Stock to which Lender is entitled pursuant to the Notice of Conversion (the “Conversion Shares”), and the account in which the shares of Common Stock are to be deposited (the “Lender Account”).  The Borrower shall immediately, but in no event later than three (3) days after receipt of a Notice of Conversion (the “Delivery Date”), deliver the Conversion Shares to the Lender Account.  Notwithstanding anything herein to the contrary, all such deliveries of Conversion Shares shall be electronic, via DWAC or DTC.  In the event the Borrower fails to deliver the Conversion Shares on or before the Delivery Date, in addition to all other remedies available to the Lender hereunder and at law or in equity, a penalty equal to 1.5% of the Conversion Amount shall be added to the balance of this Note per day until such Conversion Shares are delivered.  The conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the Person entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of Conversion Date.

(c)           No Fractional Shares. Conversion calculations pursuant to Section 4(a) shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Borrower upon conversion of this Note. All shares issuable upon a conversion of this Note (including fractions thereof) shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.

(d)           No Impairment.  The Borrower will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender against impairment.

5.           Certain Adjustments. The number and class or series of shares into which this Note may be converted under Section 4 shall be subject to adjustment in accordance with the following provisions:

(a)           Computation of Adjusted Conversion Price.  Except as hereinafter provided, in case the Borrower shall at any time after the date hereof issue or sell any (i) shares of Common Stock or preferred shares convertible into Common Stock, or (ii) debt, warrants, options or other instruments or securities which are convertible into or exercisable for shares of Common Stock (together herein referred to as “Equity Securities”), in each case for consideration (or with a conversion price) per common share less than the Conversion Price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration, other than Excepted Issuances (as defined below) then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the price (or conversion price) of any such securities or instruments. For the purposes of this Section 5, the term Conversion Price shall mean the Conversion Price per share set forth in Section 4(a) hereof, as adjusted from time to time pursuant to the provisions of this Section.

“Excepted Issuances” shall mean, collectively, (i) the Borrower’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights, and (ii) the Borrower’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans which are constituted on the date of this Note.

For purposes of any computation to be made in accordance with this Section 5, the following provisions shall be applicable:

(i)           In case of the issuance or sale of any shares of Equity Securities for consideration part or all of which shall be cash, the amount of the cash consideration shall be deemed to be the amount of cash received by the Borrower for such shares (or, if shares of stock are offered by the Borrower for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other Persons performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any Affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

(ii)           In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Borrower) of shares of Equity Securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Borrower.

(iii)           Shares of Equity Securities issuable by way of dividend or other distribution on any capital stock of the Borrower shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(iv)           The reclassification of securities of the Borrower other than shares of Equity Securities into securities including shares of Equity Securities shall be deemed to involve the issuance of such shares of Equity Securities for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of stock shall be determined as provided in this Section 5.

(v)           The number of shares of Equity Securities at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants, and convertible and exchangeable securities.

(b)            Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization of the Borrower (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 5. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower’s Board of Directors. The foregoing provisions of this subsection shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

(c)            Adjustments for Split, Subdivision or Combination of Shares.   If the Borrower at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Borrower at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

(d)            Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Borrower by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Borrower that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

(e)            No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Common Stock issuable upon its conversion.

6.           Further Adjustments. In case at any time or, from time to time, the Borrower shall take any action that affects the class of securities into which this Note may be converted under Section 4, other than an action described herein, then, unless such action will not have a Material Adverse Effect upon the rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable under the circumstances.

7.           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 5 or Section 6, the Borrower at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Lender, furnish or cause to be furnished to the Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 4.

8.           Security. This Note is secured by that certain Security Agreement of even date herewith (the “Borrower Security Agreement”) executed by the Borrower in favor of the Lender encumbering certain assets of the Borrower, as more specifically set forth in the Borrower Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note. Furthermore, the Borrower’s obligations under this Note are guarantied by Helix Wind, Inc., a Nevada corporation and subsidiary of the Borrower (“Guarantor”), pursuant to a separate Guaranty executed by Guarantor for the benefit of the Lender (the “Guaranty”). Such Guaranty is secured by a certain Security Agreement of even date herewith executed by Guarantor in favor of the Lender encumbering certain assets of Guarantor, as more specifically set forth therein (the “Guarantor Security Agreement,” and together with the Borrower Security Agreement, the “Security Agreements”).

9.           Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Borrower, or (ii) a sale of all or substantially all of the assets of the Borrower to another Person or entity, this Note shall be automatically due and payable. The Borrower will give the Lender not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 9.

10.           Representations and Warranties of the Borrower.  In addition to the representations and warranties set forth in the LOC Agreement, the Guaranty and the Security Agreements, which are incorporated herein, the Borrower hereby represents and warrants to the Lender that:

(a)           The Borrower understands and acknowledges that the number of Conversion Shares issuable upon conversion of this Note will increase in certain circumstances. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of this Note in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Borrower;

(b)           The Borrower is not and for at least the last twelve (12) months prior to the date hereof has not been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the 1934 Act;

(c)           The Borrower is subject to the reporting requirements of section 13 or 15(d) of the 1934 Act and has filed all required reports under section 13 or 15(d) of the 1934 Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports); and

(d)           Upon conversion in accordance with the terms of this Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. The Borrower has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock for issuance upon conversion of this Note as required by the terms of this Note.

11.           Affirmative and Negative Covenants. In addition to the covenants set forth in the LOC Agreement, the Guaranty and the Security Agreements, the Borrower covenants and agrees, while any amounts under this Note are outstanding, as follows:

(a)           The Borrower shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto in accordance with GAAP;

(b)           The Borrower shall notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Borrower involving a claim in excess of $10,000;

(c)           The Borrower shall notify Lender in writing promptly upon the occurrence of any Event of Default;

(d)           The Borrower will not issue any instructions to transfer agent of the Borrower contrary to the terms and provisions of the Loan Documents; and

(e)           The Borrower shall use the proceeds from this Note for working capital and general corporate purposes only.

12.           Default. If any of the events specified below shall occur (each, an “Event of Default”), (i) the Outstanding Balance shall be immediately and automatically increased to 125% of the Outstanding Balance in effect immediately prior to the occurrence of such Event of Default (a “Default Balance Adjustment”), (ii) the Lender may by written notice to the Borrower declare the entire Outstanding Balance (taking into consideration the  Default Balance Adjustment) immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding; provided, however, that upon the occurrence or existence of any Event of Default described in Section 12(f) or (g), immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding; provided, however, that in no event shall the Default Balance Adjustment be applied more than two (2) times:

(a)           Failure to Pay. The Borrower’s failure to make any payment when due and payable under the terms of this Note including, without limitation, any payment of costs, fees, interest, principal or other amount due hereunder.

(b)           Share Reserve. The Borrower’s failure to maintain the Share Reserve.

(c)           Failure to Deliver Shares.  The Borrower’s failure to deliver the Conversion Shares as provided under Section 4(b) of this Note.

(d)           Breaches of Covenants. The Borrower or its subsidiaries, including, without limitation, Guarantor, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Loan Documents.

(e)           Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing included in this Note or in connection with any of the Loan Documents, or as an inducement to the Lender to enter into this Note or any of the Loan Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes false thereafter.

(f)           Failure to Pay Debts; Voluntary Bankruptcy. If any of the Borrower’s assets are assigned to its creditors, if the Borrower fails to pay its debts generally as they become due, or if the Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, “Laws and Rules”), or any other Law and Rule for the relief of, or related to, debtors.

(g)           Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Borrower or Guarantor.

(h)           Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Borrower’s financial condition, operations or ability to pay or perform the Borrower’s obligations under this Note.

(i)           Absence of Defaults.  Any default in the payment or performance of any obligation, requirement, or promise under the terms of any material contract, agreement, or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any Person or entity, including Lender, and with respect to any such default which by its nature can be cured, such default is not cured within the time period, if any, allowed under the applicable contract or instrument.

(j)           Judgment Lien. The filing of a notice of judgment lien against Borrower or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

(k)           Impaired Performance. There shall exist or occur any event or condition which Lender in good faith believes impairs the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

13.           Ownership Limitation. Notwithstanding the provisions of this Note, If at any time after the date hereof, Lender shall or would receive Shares in payment of all or any portion of the Outstanding Balance or upon conversion of the Note, so that the Lender would, together with the other shares of Common Stock held by it or its Affiliates (as defined below), own or beneficially own by virtue of such action or receipt of additional Shares a number of shares of Common Stock exceeding 9.99% of the number of shares of the Borrower’s Common Stock outstanding on such date (the “9.99% Cap”), the Borrower shall not be obligated and shall not issue to Lender shares of its Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Lender.  The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Lender.  For purposes hereof, the term “Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person. “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

14.           No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Lender to any voting rights or other rights as a shareholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a shareholder of the Borrower for any purpose.

15.           Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Borrower shall not assign its rights hereunder in whole or in part without the express written consent of the Lender. The Lender may assign this Note, in whole or in part, to any third party in its sole discretion without having to obtain the Borrower’s consent to such assignment.

16.           Governing Law; Venue. Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Utah as applied to contracts entered into by Utah residents within the State of Utah, which contracts are to be performed entirely within the State of Utah.  With respect to any disputes arising out of or related to this Note, the Parties consent to the exclusive personal jurisdiction of, and venue in, the state courts in Utah (or in the event of federal jurisdiction, the United States District Court for the District of Utah), and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

17.           Unconditional Obligation. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the currency or where contemplated herein in shares of Common Stock, as applicable, as herein prescribed.  This Note is a direct obligation of the Borrower.

18.           Customer Identification–USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

19.           Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

20.            Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

21.            Amendments and Waivers; Remedies. No failure or delay on the part of a Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

22.           Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the LOC Agreement. Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the LOC Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in any manner herein set forth.

23.           Entire Agreement. This Note, together with the Guarantor Documents, the Security Agreements and the other Loan Documents, contains the complete understanding and agreement of the Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE GUARANTOR DOCUMENTS, THE SECURITY AGREEMENTS AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

24.           Lawful Interest. It being the intention of the Lender and the Borrower to comply with all applicable laws with regard to the interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any other Loan Document, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note or by any extension or renewal hereof (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or any other Loan Document, then in such event:

(a)           the provisions of this Section 24 shall govern and control;

(b)           the Borrower shall not be obligated to pay any Excess Interest;

(c)           any Excess Interest that the Lender may have received hereunder shall, at the option of the Lender, be (i) applied as a credit against the principal balance due under this Note or the accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the Borrower, or (iii) any combination of the foregoing;

(d)           the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable governing usury laws, and this Note and the Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

(e)           the Borrower shall not have any action or remedy against the Lender for any damages whatsoever or any defense to enforcement of this Note or arising out of the payment or collection of any Excess Interest.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

Exhibit
Exhibit A – Notice of Conversion

HELIX WIND, CORP.

By: /s/ Kevin Claudio Name: Kevin Claudio Title: Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

TONAQUINT, INC.

By: /s/ John M. Fife
      John M. Fife, Manager

[Signature page to Convertible Promissory Note]

EXHIBIT A

NOTICE OF CONVERSION

TONAQUINT, INC.
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, ILLINOIS 60601

Date:

Helix Wind, Corp.	VIA FAX: ______________
7600 Wisconsin Avenue, Suite 750
Bethesda, Maryland 20814

Attn: ____________

CONVERSION NOTICE

      The above-captioned Lender hereby gives notice to Helix Wind, Corp., a Nevada corporation (the “Company”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Lender on September __, 2011 (the “Note”), that the Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below.  Such conversion shall be based on the Conversion Price set forth below.  In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note.

A.	Date of conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price ______________ (50% of the VWAP on the day preceding the Conversion Date)
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Note Balance: ____________

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker: ________________________	Address: __________________________
DTC#: ________________________	_______________________
Account #: _____________________	_______________________
Account Name: ____________________

Sincerely,

TONAQUINT, INC.

By:
        John M. Fife, President